Exhibit 32.2
Certification of Chief Financial Officer
In connection with the Quarterly Report of Altra Holdings, Inc. (the “Company”) on Form 10-Q for the period ended March 28, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Christian Storch, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that to the best of my knowledge:
1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
This certificate is being furnished solely for purposes of Section 906.

Date: May 5, 2009	By:	/s/ Christian Storch

		Name:	Christian Storch
		Title:	Vice President and Chief Financial Officer